                                                                     EXHIBIT 4.1

                                    AMENDMENT
                              TO NOMINEE AGREEMENT

         This AMENDMENT TO NOMINEE AGREEMENT, executed and delivered as of November 17, 2003 (this "Amendment"), by and between CENTEX CORPORATION, a Nevada corporation ("Centex"), 3333 HOLDING CORPORATION, a Nevada corporation ("Holding"), CENTEX DEVELOPMENT COMPANY, L.P., a Delaware limited partnership ("CDC"), of which 3333 Development Corporation, a Nevada corporation that is a wholly-owned subsidiary of Holding is the sole general partner, and MELLON INVESTOR SERVICES LLC, a New Jersey limited liability company as successor Nominee and Transfer Agent, f/k/a ChaseMellon Shareholder Services L.L.C. ("Mellon" or the "Nominee");

                              W I T N E S S E T H:

         WHEREAS, Centex, Holding, CDC and First RepublicBank Dallas, National Association ("First RepublicBank") entered into a Nominee Agreement as of November 30, 1987 (as amended, the "Nominee Agreement"), pursuant to which Centex effected a distribution to First RepublicBank, for the benefit of those persons who are from time to time holders of the common stock of Centex, of certain securities, as more fully described therein; and

         WHEREAS, in accordance with the provisions of the Nominee Agreement and a Supplement to the Nominee Agreement dated as of June 2003 (the "Supplement"), Centex appointed Mellon as successor Nominee for all purposes under the Nominee Agreement; and

         WHEREAS, Centex, Holding, and CDC have entered into merger agreements pursuant to which the Deposited Securities (as defined in the Nominee Agreement) will be converted into the right to receive certain cash payments without effectuation of the Detachment (as defined in the Nominee Agreement); and

         WHEREAS, Section 8.2 of the Nominee Agreement provides for amendments to the Nominee Agreement if in writing and executed by the parties to the Nominee Agreement; and

         WHEREAS, the parties hereto are executing this Amendment for the purposes of facilitating the transactions contemplated by the above-described merger agreements;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Centex, Holding, CDC and Mellon do hereby agree as follows:

         1. Definitions. Except as expressly defined otherwise in this Amendment, capitalized terms used and otherwise defined herein shall have the respective meanings assigned to them in the Nominee Agreement, as amended by the Supplement.

         2. Amendment to the Nominee Agreement. The Nominee Agreement is hereby amended as follows:

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                  (a)      Section 8.3 of the Nominee Agreement is hereby
amended by adding the following text at the end thereof:

                           (e) Notwithstanding the foregoing, upon the agreement of Centex, Holding and CDC, and subject to the vote of the holders of a majority of the Stock present or represented by proxy and entitled to vote at a meeting of the Stockholders at which a quorum is present or represented, provided notice of the proposed action is contained in the notice of such meeting, this Agreement may be terminated in all respects without a Detachment or distribution of the Deposited Securities.

         Except as otherwise expressly contemplated or amended by this Amendment, the terms and provisions of the Nominee Agreement shall continue in full force and effect.

                         [signatures on following page]

                                      -2-

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IN WITNESS WHEREOF, Centex, Holding, CDC and Mellon have duly executed this
Amendment as of the day and year first set forth above.

                           CENTEX CORPORATION


                           By: /s/ RAYMOND G. SMERGE
                               ------------------------------------------------
                               Name: Raymond G. Smerge
                               Title: Executive Vice President

                           3333 HOLDING CORPORATION

                           By: /s/ STEPHEN M. WEINBERG
                               ------------------------------------------------
                               Name: Stephen M. Weinberg
                               Title: President and Chief Executive Officer

                           CENTEX DEVELOPMENT COMPANY, L.P.

                           By: 3333 DEVELOPMENT CORPORATION,
                               General Partner

                               By: /s/ STEPHEN M. WEINBERG
                                   --------------------------------------------
                                   Name: Stephen M. Weinberg
                                   Title: President and Chief Executive Officer

                           MELLON INVESTOR SERVICES LLC

                           By: /s/ DAVID M. CARY
                               ------------------------------------------------
                               Name:  David M. Cary
                               Title: Vice President

                                      -3-